EXHIBIT 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

June 3, 2002

Dear Sir/Madam:

We have read paragraphs three and four of Item 4 included in the Form 8-K/A Amendment #1 dated May 24, 2002 of Rotonics Manufacturing, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Douglas W. Russell, Rotonics Manufacturing, Inc.